[PENN-AMERICA LOGO OMITTED]

NEWS

For Release: October 27, 2004

Contact:     Financial: Joseph F. Morris
                        Senior Vice President, Chief Financial Officer and Treasurer
                        (215) 443-3612

             Media:     David Kirk, APR
                        (610) 422-0048

Summary: Penn-America Group, Inc. (NYSE:PNG) reports record level gross written premiums of $65.8 million for the third quarter of 2004 and operating income of $3.0 million or $0.20 per share (basic and diluted) for the third quarter of 2004 despite losses from Hurricanes Charley, Frances, Ivan and Jeanne.

Three Month Results
         HATBORO PA (October 27, 2004) -- Penn-America Group, Inc. (NYSE:PNG) today reported operating income of $3.0 million or $0.20 per share (basic and diluted) for the third quarter of 2004 compared with operating income of $4.2 million or $0.28 per share (basic and diluted) for the third quarter of 2003. The 2004 results include after-tax costs of $3.4 million or $0.23 per share (basic and diluted) related to Hurricanes Charley, Frances, Ivan and Jeanne and after-tax charges of $0.6 million or $0.04 per share (basic and diluted) for costs incurred to date relating to the company's proposed business combination with United National Group, Ltd. (NASDAQ:UNGL).
         Net income for the third quarter of 2004 was $2.1 million or $0.14 per share (basic and diluted) and included a net realized investment loss, after taxes, of $0.9 million or $0.06 per share (basic and diluted). For 2004, the net realized investment loss, after taxes, included $0.7 million or $0.05 per share (basic and diluted) for other-than-temporary impairments on certain of the company's investments in common stocks. Net income for the third quarter of 2003 was $4.6 million or $0.31 per share (basic and diluted) and included a net realized investment gain, after taxes, of $0.4 million or $0.03 per share (basic and diluted).


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Page 2/Penn-America Group, Inc. (NYSE: PNG) Third Quarter 2004 Results

         Gross written premiums increased 12.4 percent to a record level $65.8 million in the third quarter of 2004 compared with $58.5 million for the same period in 2003. Net written premiums increased 13.6 percent to $56.2 million in the current quarter compared with $49.5 million for the same period in 2003. The GAAP combined ratio for the third quarter of 2004 was 95.7 compared with 91.5 for the third quarter of 2003.
         Based on claims reported to date, the company expects that after-tax losses from Hurricanes Charley, Frances, Ivan and Jeanne, including additional reinsurance premiums, will be $3.4 million or $0.23 per share (basic and diluted). The company's catastrophic loss reinsurance treaty, which includes reinsurance for 100% of $29.0 million per occurrence in excess of $1.0 million per occurrence, is expected to provide sufficient aggregate capacity for future catastrophic events.
         Commenting on the third quarter operating results, Jon S. Saltzman, president and CEO noted, "We posted excellent operating results in the quarter, given the unprecedented number of major hurricanes that primarily impacted the state of Florida. Prices remain firm in our small commercial niche of the excess and surplus lines marketplace, while gross written premiums continued to grow at a double-digit pace and cash flows from operations of $26.7 million reached a record level."
         On October 15, 2004, the company announced its proposed business combination with United National Group, Ltd. Saltzman noted, "We are excited about our business combination with United National and believe that with a stronger capital base we will be able to achieve higher financial and operational levels over the long-term than we otherwise would be able to achieve on a stand-alone basis. I believe that agents, policyholders, employees and shareholders will clearly benefit from this transaction."
         Operating income, a non-GAAP financial measure, is calculated by subtracting net realized investment gain (loss), after taxes, from net income. The company uses operating income, among other measures, to evaluate its performance because the realization of net realized investment gains or losses in a given period is largely discretionary as to timing and could distort the comparability of results.


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Page 3/Penn-America Group, Inc. (NYSE: PNG) Third Quarter 2004 Results

Nine Month Results
         For the nine months ended September 30, 2004, the company reported operating income of $12.1 million or $0.82 per basic share and $0.81 per diluted share compared with operating income of $11.0 million or $0.75 per basic share and $0.74 per diluted share for the nine months ended September 30, 2003. Net income for the first nine months of 2004 was $11.6 million or $0.79 per basic share and $0.78 per diluted share and included a net realized investment loss, after taxes, of $0.5 million or $0.03 per share (basic and diluted). Net income for the first nine months of 2003 was $12.2 million or $0.83 per basic share and $0.82 per diluted share and included a net realized investment gain, after taxes, of $1.2 million or $0.08 per share (basic and diluted).
         Gross written premiums increased 27.0 percent to $194.8 million for the nine months ended September 30, 2004 compared with $153.3 million for the same period of 2003. Net written premiums increased 30.4 percent to $168.7 million for the nine months ended September 30, 2004 compared with $129.4 million in the same period of 2003. The GAAP combined ratio for the nine months ended September 30, 2004 was 93.4 compared with 93.0 in the same period of 2003.

Teleconference for Interested Parties
         Jon Saltzman and Joe Morris, senior vice president, CFO and treasurer will conduct a teleconference for interested parties today at 11:00 a.m. Eastern Daylight Time. To participate, telephone (800) 450-0819 a few minutes before 11:00 a.m. and request the Penn-America conference call. A digital recording of the teleconference will be available from 2:30 p.m. today through 11:59 p.m. Eastern Time, Wednesday, November 3, 2004. To hear the recording, telephone
(800) 475-6701 at any time during that period and use access code 749106. This conference call also will be broadcast live at www.penn-america.com, supplied by CCBN. To listen to the Web Cast, your computer must have Windows Media Player installed. If you do not have Windows Media Player, go to www.penn-america.com prior to the call, where it can be downloaded for free. An online replay also will be available approximately one hour after the call.


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Page 4/Penn-America Group, Inc. (NYSE: PNG) Third Quarter 2004 Results

         Penn-America Group, Inc. (NYSE:PNG) is a specialty commercial property and casualty insurance holding company that markets and underwrites general liability, commercial property and multi-peril insurance for small businesses in small towns and rural areas through a select network of wholesale general agents in the excess and surplus lines marketplace.

Cautionary Statement Regarding Forward-Looking Information:
         This news release contains forward-looking information about the company and the proposed transaction with United National Group, Ltd.("United National") that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should,'' "project," "plan,'' "seek," "intend,'' or "anticipate'' or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of the transactions, and statements about the future performance, operations, products and services of the companies.

         The company's business and operations, as well as the proposed combined business and operations of the company and United National, are and will be subject to a variety of risks, uncertainties and other factors. Consequently, the actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: (1) ineffectiveness of their business strategy due to changes in current or future market conditions, (2) the effects of competitors' pricing policies, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products, (3) greater frequency or severity of claims and loss activity than their underwriting, reserving or investment practices have anticipated, (4) decreased level of demand for their insurance products or increased competition due to an increase in capacity of property and casualty insurers; (5) risks inherent in establishing loss and loss adjustment expense reserves; (6) uncertainties relating to the financial ratings of the insurance subsidiaries; (7) uncertainties arising from the cyclical nature of the business; (8) changes in their relationships with, and the capacity of, the general agents; (9) the risk that reinsurers may not be able to fulfill their obligations and (10) uncertainties relating to governmental and regulatory policies. The foregoing review of important factors should be read in conjunction with the other cautionary statements that are included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as well as in the materials to be filed with the SEC. See "Additional Information" below. The company does not make any commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.





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Page 5/Penn-America Group, Inc. (NYSE: PNG)
Third Quarter 2004 Results


Additional Information:

         United National intends to file a registration statement on Form S-4 in connection with the transaction, and United National and the company intend to mail a joint proxy statement/prospectus to their respective shareholders in connection with their pending business combination. Investors and security holders of United National and the company are urged to read the joint proxy statement/prospectus when it becomes available because it will contain important information about United National, the company and the transaction. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) at the SEC's web site at www.sec.gov. A free copy of the joint proxy statement/prospectus may also be obtained from United National or the company. United National and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of United National and the company in favor of the transaction. Information regarding the interests of United National's officers and directors in the transaction will be included in the joint proxy statement/prospectus. The company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of United National and the company in favor of the transaction. Information regarding the interests of the company's officers and directors in the transaction will be included in the joint proxy statement/prospectus. In addition to the registration statement on Form S-4 to be filed by United National in connection with the transaction, and the joint proxy statement/prospectus to be mailed to the shareholders of United National and the company in connection with the transaction, each of United National and the company file annual, quarterly and special reports, proxy and information statements, and other information with the SEC. Investors may read and copy any of these reports, statements and other information at the SEC's public reference rooms located at 450 5th Street, N.W., Washington, D.C., 20549, or any of the SEC's other public reference rooms located in New York and Chicago. Investors should call the SEC at 1-800-SEC-0330 for further information on these public reference rooms. The reports, statements and other information filed by United National and the company with the SEC are also available for free at the SEC's web site at www.sec.gov. A free copy of these reports, statements and other information may also be obtained from United National or the company.

         This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Note: Tables follow.


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PENN-AMERICA GROUP, INC. AND SUBSIDIARIES (NYSE:PNG)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)

                                                       Three Months Ended                     Nine Months Ended
                                               ----------------------------------    -----------------------------------
                                                 09/30/2004        09/30/2003          09/30/2004           09/30/2003
                                               ----------------  ----------------    ----------------   ----------------
Revenues:
   Premiums earned                              $       52,380    $       40,337      $      150,469     $      110,997
   Net investment income                                 3,782             3,277              10,813              9,734
   Net realized investment gain (loss)                  (1,444)              734                (724)             1,879
                                               ----------------  ----------------    ----------------   ----------------
      Total revenues                                    54,718            44,348             160,558            122,610
                                               ----------------  ----------------    ----------------   ----------------

Losses and expenses:
   Losses and loss adjustment expenses                  35,565            24,594              95,099             68,791
   Amortization of deferred
      policy acquisition costs                          12,331             9,901              36,923             27,591
   Other underwriting expenses                           2,215             2,395               8,565              6,767
   Corporate expenses                                    1,220               214               1,759                633
   Interest expense                                        518               515               1,529              1,228
                                               ----------------  ----------------    ----------------   ----------------
      Total losses and expenses                         51,849            37,619             143,875            105,010
                                               ----------------  ----------------    ----------------   ----------------

   Income before income tax                              2,869             6,729              16,683             17,600
   Income tax expense                                      781             2,094               5,037              5,392
                                               ----------------  ----------------    ----------------   ----------------

      Net income                                $        2,088    $        4,635      $       11,646     $       12,208
                                               ================  ================    ================   ================

Operating income                                $        3,027    $        4,170              12,117     $       10,987
Net realized investment gain (loss) ,
      after taxes                                         (939)              465                (471)             1,221
                                               ----------------  ----------------    ----------------   ----------------
      Net income                                $        2,088    $        4,635      $       11,646     $       12,208
                                               ================  ================    ================   ================

Basic income per share:
Operating income                                $         0.20    $         0.28      $         0.82     $         0.75
Net realized investment gain (loss),
      after taxes                                        (0.06)             0.03               (0.03)              0.08
                                               ----------------  ----------------    ----------------   ----------------
      Net income                                $         0.14    $         0.31      $         0.79     $         0.83
                                               ================  ================    ================   ================

Diluted income per share:
Operating income                                $         0.20    $         0.28      $         0.81     $         0.74
Net realized investment gain (loss),
      after taxes                                        (0.06)             0.03               (0.03)              0.08
                                               ----------------  ----------------    ----------------   ----------------
      Net income                                $         0.14    $         0.31      $         0.78     $         0.82
                                               ================  ================    ================   ================

Cash dividend per share                         $         0.06    $      0.04375      $         0.18     $      0.13125

Weighted average shares outstanding:
      Basic                                         14,776,739        14,717,350          14,767,092         14,648,660
      Diluted                                       14,999,122        14,945,900          14,999,502         14,883,774


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PENN-AMERICA GROUP, INC. AND SUBSIDIARIES (NYSE:PNG)
SELECTED CONSOLIDATED FINANCIAL DATA
(In thousands, except ratios)


INSURANCE PERFORMANCE DATA
--------------------------

                                                  Three Months Ended                     Nine Months Ended
                                             ------------------------------       --------------------------------
                                              09/30/2004       09/30/2003          09/30/2004        09/30/2003
                                             -------------    -------------       --------------   ---------------
Gross written premiums                        $    65,755      $    58,475         $    194,774     $     153,334
Net written premiums                               56,172           49,463              168,691           129,387

GAAP ratios:
   Loss ratio                                        67.9             61.0                 63.2              62.0
   Expense ratio                                     27.8             30.5                 30.2              31.0
                                             -------------    -------------       --------------   ---------------
   Combined ratio                                    95.7             91.5                 93.4              93.0

Statutory ratios:
   Loss ratio                                        67.9             61.0                 63.2              62.0
   Expense ratio                                     27.6             29.2                 29.2              29.6
                                             -------------    -------------       --------------   ---------------
   Combined ratio                                    95.5             90.2                 92.4              91.6



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PENN-AMERICA GROUP, INC. AND SUBSIDIARIES (NYSE:PNG)
SELECTED CONSOLIDATED FINANCIAL DATA
(In thousands, except share data)

SELECTED BALANCE SHEET DATA
---------------------------

                                                                 September 30, 2004         December 31, 2003
                                                                --------------------       -------------------
Investments and cash:
   Fixed maturities:
      Available for sale                                         $          359,746         $         323,230
      Held to maturity                                                          275                       275
   Equity securities                                                         24,150                    10,194
   Cash and cash equivalents                                                 19,276                    11,976
                                                                --------------------       -------------------
                                                                 $          403,447         $         345,675
                                                                ====================       ===================


Reinsurance recoverable                                          $           49,529         $          37,996

Total assets                                                                525,530                   443,874

Unpaid losses and loss adjustment expenses                                  226,477                   174,882

Unearned premiums                                                           109,723                    92,205

Junior subordinated debentures                                               30,000                    30,000

Total liabilities                                                           385,072                   313,064

Total stockholders' equity                                                  140,458                   130,810

Total shares outstanding                                                 14,778,504                14,743,698

Book value per share                                             $             9.50         $            8.87

Statutory surplus                                                $          131,663         $         121,960






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PENN-AMERICA GROUP, INC. AND SUBSIDIARIES (NYSE:PNG)
SELECTED CONSOLIDATED FINANCIAL DATA
(In thousands, except ratios)

SUPPLEMENTARY DATA BY LINE OF BUSINESS
--------------------------------------

                                                          Three Months Ended September 30, 2004
                                                          -------------------------------------
                                                        Net                  Net                Loss
                                                      Written               Earned             and LAE
                                                      Premiums             Premiums             Ratio
Core commercial lines of business:
Property1                                          $     18,849         $     18,049                71.9
Casualty2                                                37,323               34,331                65.8
                                                   -------------        -------------        ------------
   Total core commercial                                 56,172               52,380                67.9
Exited lines3                                               ---                  ---                 ---
                                                   -------------        -------------        ------------
   Total                                           $     56,172         $     52,380                67.9
                                                   =============        =============        ============


                                                          Three Months Ended September 30, 2003
                                                          -------------------------------------

                                                        Net                  Net                Loss
                                                      Written               Earned             and LAE
                                                      Premiums             Premiums             Ratio

Core commercial lines of business:
Property1                                          $     19,083         $     17,023                52.9
Casualty2                                                30,382               23,317                66.9
                                                   -------------        -------------        ------------
   Total core commercial                                 49,465               40,340                61.0
Exited lines3                                                (2)                  (3)                  *
                                                   -------------        -------------        ------------
   Total                                           $     49,463         $     40,337                61.0
                                                   =============        =============        ============




1 Property consists of special property and commercial multi-peril property lines of business.
2 Casualty consists of other and product liability and commercial multi-peril liability lines of business.
3 Exited lines consist of commercial and personal automobile lines of business previously exited by the Company.
*Not meaningful.






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PENN-AMERICA GROUP, INC. AND SUBSIDIARIES (NYSE:PNG)
SELECTED CONSOLIDATED FINANCIAL DATA
(In thousands, except ratios)

SUPPLEMENTARY DATA BY LINE OF BUSINESS

                                                          Nine Months Ended September 30, 2004
                                                          ------------------------------------
                                                        Net                   Net               Loss
                                                      Written               Earned             and LAE
                                                      Premiums             Premiums             Ratio
Core commercial lines of business:
Property1                                          $     59,869          $    55,312                56.3
Casualty2                                               108,822               95,157                67.2
                                                   -------------        -------------        ------------
   Total core commercial                                168,691              150,469                63.2
Exited lines3                                               ---                  ---                 ---
                                                   -------------        -------------        ------------
   Total                                           $    168,691          $   150,469                63.2
                                                   =============        =============        ============


                                                          Nine Months Ended September 30, 2003
                                                          ------------------------------------

                                                        Net                   Net               Loss
                                                      Written               Earned             and LAE
                                                      Premiums             Premiums             Ratio

Core commercial lines of business:
Property1                                          $     53,308          $    49,519                54.4
Casualty2                                                76,099               61,478                64.9
                                                   -------------        -------------        ------------
   Total core commercial                                129,407              110,997                60.2
Exited lines3                                               (20)                 ---                   *
                                                   -------------        -------------        ------------
   Total                                           $    129,387          $   110,997                62.0
                                                   =============        =============        ============



1 Property consists of special property and commercial multi-peril property lines of business.
2 Casualty consists of other and product liability and commercial multi-peril liability lines of business.
3 Exited lines consist of commercial and personal automobile lines of business previously exited by the Company.
*Not meaningful.






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